For Immediate Release

Contact: Robert Bilotti, Chairman

(616) 929-1600

Patrick K. Gill Named President and CEO of Grand River Bank

Grandville, MI February 1, 2012 – Grand River Commerce, Inc. (OTCBB: GNRV), the holding company for Grand River Bank (the “Bank”), announces the appointment of Patrick K. Gill as President and CEO of the Bank, effective February 1, 2012. Mr. Gill brings more than 30 years of diverse and successful banking experience, including over 20 years in West Michigan.

Most recently, Mr. Gill was president and CEO of OAK Financial Corporation and its subsidiary, Byron Bank (now Chemical Bank.) Prior to joining OAK Financial in November 2002, Mr. Gill was president and CEO of Pavilion Bancorp, Inc. and its subsidiary, the Bank of Lenawee (now First Federal Bank of the Midwest), headquartered in Adrian, Michigan. Mr. Gill also served as Chairman of the Bank of Washtenaw, an Ann Arbor, Michigan-based de novo formed by Pavilion.

“We’re very pleased to have Pat join our Bank,” said Robert P. Bilotti, chairman of the Bank and its parent company, Grand River Commerce, Inc. “His lengthy track record of success, strong team-building skills and knowledge of West Michigan make him well-qualified for this key leadership position.”

“Grand River Bank’s community focus, local decision-making and skilled relationship management are fulfilling our vision of serving small and mid-sized West Michigan businesses,” said Mr. Bilotti. “The Bank’s strategy,” he continued, “of leveraging relationships with organizing investors and its over 740 shareholders has proven very successful.”

“The Bank is poised for its next phase of development”, added Mr. Bilotti. “With a passion for community banking, a thorough understanding of our market and a demonstrated commitment to relationship-building, Pat is uniquely positioned to help our Bank capitalize upon our many opportunities. In addition, a hallmark of Pat’s career is his ability to assemble market-leading teams of financial professionals. We look forward to supplementing the already-strong Grand River Bank team with other highly-skilled individuals.”

“I’m grateful for the opportunity to join Grand River Bank and excited about working with its outstanding team members,” said Mr. Gill. “While West Michigan remains an intensely-competitive market, I’m confident in our ability to create value for our customers, our shareholders and the communities we serve.”

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About Grand River Commerce, Inc.

Headquartered in Grandville, Michigan, Grand River Commerce, Inc. was founded in August 2006 as a Michigan corporation and bank holding company for Grand River Bank. Through the Bank, Grand River Commerce serves the communities of Grandville, Grand Rapids and surrounding area by offering a broad range of commercial and consumer banking services to small and medium-sized business, professionals and local residents.

Shares of Grand River Commerce trade on the OTC Bulletin Board under the symbol GNRV. For more information about Grand River Commerce and the Bank, please visit our website at http://www.grandriverbank.com.

Forward-Looking Statements

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. Any financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Grand River Commerce Inc.’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Grand River Commerce Inc. will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Grand River Commerce Inc. with the Securities and Exchange Commission.